Exhibit 99.2
Q4 FY09 Question & Answer
June 25, 2009
1.	What were some examples of brands in the Consumer Foods segment posting sales growth for the quarter?
- Alexia
- Andy Capp’s
- Banquet
- Blue Bonnet
- Chef Boyardee
- Crunch ‘n Munch
- DAVID
- Healthy Choice
- Hebrew National
- Hunt’s
- Kid Cuisine
- Libby’s
- Marie Callender’s
- Orville Redenbacher’s
- PAM
- Parkay
- Peter Pan
- Reddi-wip
- Ro*Tel
- Rosarita
- Slim Jim
- Snack Pack
Sales for ACT II and Manwich were in line with last year’s sales for the quarter.

2.	What were some examples of brands in the Consumer Foods segment posting sales declines for the quarter?

- Egg Beaters

- Swiss Miss

- Wesson

- Wolf

3.	What were unit volume changes for the quarter in the Consumer Foods and Commercial Foods Segments?

Consumer Foods volume was up 7%.

Commercial Foods volume was up 7%.

4.	How did the sub-segments within Consumer Foods perform in terms of net sales and profit contribution margin for the quarter (amounts and percentages impacted by rounding)?
Net Sales

	Net Sales
	Fourteen and Thirteen weeks ended			Fifty-three and Fifty-two weeks ended
($ in millions)	May 31,	May 25,	% Inc /	May 31,	May 25,	% Inc /
Reporting Segment	2009	2008	(Dec)	2009	2008	(Dec)
Consumer Foods
Grocery Foods North America	$739	$661	12%	$2,900	$2,694	8%
Frozen Foods	521	420	24%	1,877	1,730	9%
Snacks and Store Brands	416	363	15%	1,505	1,395	8%
Enabler Brands	417	380	10%	1,572	1,427	10%
Domestic Export	45	56	(19)%	182	193	(5)%
Other	—	(2)	N/A	(5)	(3)	N/A

Total Consumer Foods	$2,138	$1,878	14%	$8,031	$7,436	8%
Profit Contribution Margin
(Net sales less cost of goods sold and advertising and promotion expense)

	Profit Contribution Margin
	Fourteen and Thirteen weeks ended			Fifty-three and Fifty-two weeks ended
($ in millions)	May 31,	May 25,	% Inc /	May 31,	May 25,	% Inc /
Reporting Segment	2009	2008	(Dec)	2009	2008	(Dec)
Consumer Foods
Grocery Foods North America	$174	$148	17%	$729	$685	6%
Frozen Foods	104	86	20%	349	326	7%
Snacks and Store Brands	94	70	33%	324	294	11%
Enabler Brands	81	60	36%	215	228	(5)%
Domestic Export	14	11	27%	47	35	34%
Other	(1)	12	N/A	(7)	57	N/A

Total Consumer Foods	$466	$387	20%	$1,657	$1,625	2%
5.	How much was total depreciation and amortization from continuing operations for the quarter?

Approximately $82 million (versus approximately $76 million in Q4 FY08)

6.	How much was total depreciation and amortization from continuing operations for the full fiscal year?

Approximately $319 million (versus approximately $296 million in fiscal year 2008)

7.	How much were capital expenditures from continuing operations for the quarter?

Approximately $121 million (versus approximately $128 million in Q4 FY08)

8.	How much were capital expenditures from continuing operations for the full fiscal year?

Approximately $442 million (versus approximately $450 million in fiscal year 2008)

9.	What was the net interest expense for the quarter?

Approximately $51 million (versus approximately $70 million in Q4 FY08)

10.	What was the net interest expense for the full fiscal year?

Approximately $186 million (versus approximately $253 million in fiscal year 2008)

11.	What was corporate expense for the quarter?

Approximately $115 million for the quarter (versus approximately $114 million in Q4 FY08). The current quarter includes $40 million of benefit related to mark-to-market adjustments and a $50 million pre-tax charge related to the early retirement of debt. Prior-year amounts of $114 million include $5 million of restructuring charges.

12.	How much did the company pay in dividends during the quarter?

Approximately $85 million

13.	How much did the company pay in dividends for the full fiscal year?

Approximately $348 million

14.	What was the weighted average number of diluted shares outstanding for the quarter and full fiscal year (rounded)?

Approximately 449 million shares for the quarter; approximately 455 million shares for the full fiscal year

15.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross margin = segment gross profit* divided by net sales Gross margin = $783/$3,298 = 24%

Operating margin = segment operating profit** divided by net sales Operating margin = $426/$3,298 = 13%

*	Gross profit = net sales — costs of goods sold ($3,298 — $2,515 = $783)

**	See fourth-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $260/$3,298 = 8%.

16.	What is included in the company’s net debt at the end of the quarter (rounded, in millions)?

	Q4 FY09	Q4 FY08
Total debt*	$3,490	$4,002
Less: Cash on hand	$243	$141

Net debt total	$3,247	$3,861

*	Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

17.	What is the net debt to total capital ratio at quarter end?

41% currently and 42% a year ago

This ratio is defined as net debt divided by the sum of net debt plus shareholder equity. See question #16 for the components of net debt.

18.	How were the $1 billion proceeds from the 2014 and 2019 senior note issues distributed during the quarter?

During Q4 FY09, the company:
•	Repaid approximately $900 million aggregate principal amount of senior notes and, in the process, paid $50 million of premium and transaction fees related to the repayment. The $50 million of pre-tax premium and transaction fees ($31 million after tax) equated to $0.07 of net EPS impact in the quarter, identified as an item impacting comparability.

•	Contributed $100 million to its pension plans.
19.	What was the effective tax rate for the quarter?

The effective tax rate for continuing operations for the quarter was 35%.

20.	What is the projected tax rate for fiscal year 2010?

The company plans for a tax rate of 35%, excluding items impacting comparability.

21.	What are the projected capital expenditures for fiscal 2010?

Approximately $475 million

22.	What is the expected net interest expense for fiscal 2010?

Net interest expense is expected to be approximately $180 million, including interest income from notes payable to ConAgra Foods resulting from the Trading & Merchandising divestiture.

23.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2009 and 2008, given the recent reclassification of small foodservice operations to discontinued operations?
ConAgra Foods, Inc.
Segment Operating Results
(In millions)

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total

SALES
Consumer Foods	$1,859.3	$2,030.2	$2,004.2	$2,137.6	$8,031.3
Commercial Foods	1,197.2	1,221.5	1,120.8	1,160.4	4,699.9

Total	3,056.5	3,251.7	3,125.0	3,298.0	12,731.2
OPERATING PROFIT
Consumer Foods	187.4	253.0	245.6	270.5	956.5
Commercial Foods	132.8	155.5	140.1	155.2	583.6

Total operating profit for segments	320.2	408.5	385.7	425.7	1,540.1

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings

Items excluded from segment operating profit:
General corporate expense	(97.4)	(111.4)	(71.0)	(114.5)	(394.3)
Interest expense, net	(50.1)	(42.7)	(42.0)	(51.4)	(186.2)

Income from continuing operations before income taxes and equity method investment earnings	$172.7	$254.4	$272.7	$259.8	$959.6

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

23.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2009 and 2008, given the recent reclassification of small foodservice operations to discontinued operations (cont.)?

ConAgra Foods, Inc. Segment Operating Results (In millions)

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total

SALES
Consumer Foods	$1,702.0	$1,944.5	$1,911.1	$1,877.8	$7,435.4
Commercial Foods	910.1	995.0	1,034.2	1,188.8	4,128.1

Total	2,612.1	2,939.5	2,945.3	3,066.6	11,563.5
OPERATING PROFIT
Consumer Foods	187.0	246.9	219.4	177.1	830.4
Commercial Foods	120.6	131.8	144.6	114.7	511.7

Total operating profit for segments	307.6	378.7	364.0	291.8	1,342.1

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings

Items excluded from segment operating profit:
General corporate expense	(70.6)	(126.0)	(82.1)	(113.6)	(392.3)
Interest expense, net	(54.8)	(62.2)	(66.7)	(69.6)	(253.3)

Income from continuing operations before income taxes and equity method investment earnings	$182.2	$190.5	$215.2	$108.6	$696.5

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

23.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2009 and 2008, given the recent reclassification of small foodservice operations to discontinued operations (cont.)?
ConAgra Foods, Inc.
Income Statement for Fiscal 2009 and 2008
(In millions)

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total

Net sales	$3,056.5	$3,251.7	$3,125.0	$3,298.0	$12,731.2

Costs and expenses:
Cost of goods sold	2,465.0	2,565.2	2,385.6	2,474.8	9,890.6
SG&A expenses	368.7	389.4	424.7	512.0	1,694.8
Interest expense, net	50.1	42.7	42.0	51.4	186.2
Income from continuing operations before income taxes and equity method investment earnings	172.7	254.4	272.7	259.8	959.6
Income tax expense	66.0	84.6	92.0	94.6	337.2
Equity method investment earnings	0.9	1.9	11.1	10.1	24.0

Income from continuing operations	107.6	171.7	191.8	175.3	646.4
Income from discontinued operations, net of tax	334.8	(3.6)	1.4	(0.6)	332.0

Net income	$442.4	$168.1	$193.2	$174.7	$978.4

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total

Net sales	$2,612.1	$2,939.5	$2,945.3	$3,066.6	$11,563.5

Costs and expenses:
Cost of goods sold	1,993.9	2,198.0	2,237.8	2,419.7	8,849.4
SG&A expenses	381.2	488.8	425.6	468.7	1,764.3
Interest expense, net	54.8	62.2	66.7	69.6	253.3
Income from continuing operations before income taxes and equity method investment earnings	182.2	190.5	215.2	108.6	696.5
Income tax expense	61.0	68.5	67.8	30.0	227.3
Equity method investment earnings	9.6	12.5	20.8	6.8	49.7

Income from continuing operations	130.8	134.5	168.2	85.4	518.9
Income from discontinued operations, net of tax	44.6	110.3	140.9	115.9	411.7

Net income	$175.4	$244.8	$309.1	$201.3	$930.6

Note on Forward-looking Statements:
This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, availability and prices of raw materials; the impact of the accident at the Garner manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; product pricing; future economic circumstances; industry conditions; the company’s ability to execute its operating plans; the success of the company’s innovation, marketing, and cost-savings initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s recalls; access to capital; actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.